                                                                   EXHIBIT 10.31

                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 6th day of February, 2002 ("Date of this Lease") by and between TBC PLACE PARTNERS II, LLC, a Georgia limited liability company ("Landlord"), and TRIPATH ONCOLOGY, INC., a Delaware corporation ("Tenant"), upon all the terms and conditions set forth in this Lease and in all exhibits and riders hereto, to each and all of which terms Landlord and Tenant hereby mutually agree, and in consideration of One Dollar ($1.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the rents, agreements and benefits flowing between the parties hereto, as follows:

         1. BASIC LEASE INFORMATION AND CERTAIN DEFINITIONS. Each reference in this Lease to information and definitions contained in the Basic Lease Information and Certain Definitions and each use of the terms capitalized and defined in this Section shall be deemed to refer to, and shall have the respective meaning set forth in this Section.

A.       Premises:                                    That portion of the Building containing 22,098 net rentable square feet (based on 1996 BOMA standards), known as Suite
                                                      400 and as identified on the Floor Plan attached hereto as
                                                      Exhibit A and incorporated herein by this reference.

B.       Building:                                    The building to be known as TBC Place II and located at 4025
                                                      Stirrup Creek Drive in the City of Durham, North Carolina.

C.       Land:                                        That certain parcel of land upon which the Building is
                                                      located and which is more particularly described in Exhibit E attached hereto and incorporated herein by this reference.
D.       Project:                                     The land and all improvements thereon, including the
                                                      Building, the parking facilities, and all common areas.

E.       Commencement Date:                           May 15, 2002, or the date of Substantial Completion (as
                                                      defined in Section 6 of the Leasehold Improvements Work
                                                      Letter attached hereto as Exhibit B and incorporated herein by this reference), whichever last occurs.

F.       Term:                                        Commencing on the Commencement Date and ending Eighty-Four
                                                     (84) months following the Commencement Date.

[NO PARAGRAPH G]



H.       Net Rentable Area of the                     95,000 square feet.
         Building:

I.       Tenant's Proportionate Share:                Twenty-three and 261/1000 percent (23.261 %), representing the ratio between the Net Rentable Area of the Premises and the Net Rentable Area of the Building, subject to adjustment pursuant to the express terms hereof.

J.       Rent:                                        The Base Rent and the Additional Rent.

K.       Base Rent:                                   Initial Base Rent for the Net Rentable Area of the Premises
                                                      during the first twelve (12) month period of this Lease shall be Ten and 15/100 Dollars ($10.15) per net rentable square foot or $224.294.70 (22,098 square feet x $10.15), subject to the four (4) months of free rent provided in Section 4.1 of this Lease.

                                                      Including the Base Rent
                                                      Escalation set forth in
                                                      Section 1L of this Lease,
                                                      the Base Rent for each
                                                      succeeding twelve (12)
                                                      month period of the Lease
                                                      shall be as follows:

                                                      (i) the Base Rent during
                                                      the second twelve (12)
                                                      month period of this Lease
                                                      shall be Ten and 45/100
                                                      Dollars ($10.45) per net
                                                      rentable square foot or
                                                      $230,924.10 (22,098 square
                                                      feet x $10.45);

                                                      (ii) the Base Rent during
                                                      the third twelve (12)
                                                      month period of this Lease
                                                      shall be Ten and 76/100
                                                      Dollars ($10.77) per net
                                                      rentable square foot or
                                                      $237,995.46 (22,098 square
                                                      feet x $10.77);

                                                      (iii) the Base Rent during
                                                      the fourth twelve (12)
                                                      month period of this Lease
                                                      shall be Eleven and 08/100
                                                      Dollars ($11.09) per net
                                                      rentable square foot or
                                                      $245,066.82 (22,098 square
                                                      feet x $11.09);

                                                      (iv) the Base Rent during
                                                      the fifth twelve (12)
                                                      month period of this Lease
                                                      shall be Eleven and 41/100
                                                      Dollars ($11.42) per net
                                                      rentable square foot or
                                                      $252,359.16 (22,098 square
                                                      feet x $11.42);

                                                      (v) the Base Rent during
                                                      the sixth twelve (12)
                                                      month period of this Lease
                                                      shall be Eleven and 77/100
                                                      Dollars ($11.77) per net
                                                      rentable square foot or
                                                      $260,093.46 (22,098 square
                                                      feet x $11.77); and

                                                      (vi) the Base Rent during
                                                      the seventh twelve (12)
                                                      month period of this Lease
                                                      shall be Twelve and 12/100
                                                      Dollars ($12.12) per net
                                                      rentable square foot or
                                                      $267,827.76 (22,098 square
                                                      feet x $12.12).

L.       Base Rent Escalation:                        Except as provided in Paragraph 4 of Exhibit B, the Base Rent rate per square foot of Net Rentable Area of the Premises
                                                      shall be increased during the Term at the expiration of each twelve (12) month period by  three percent (3.0%) of the Base
                                                      Rent rate applicable during the then expiring twelve (12)
                                                      month period.  The Base Rent Escalation is already reflected in the schedule of Base Rent set forth in Section 1K above.

M.       Additional Rent:                             The Additional Rent shall be all other sums due and payable by Tenant under the Lease,
                                                      including, but not limited
                                                      to, Tenant's Proportionate
                                                      Share of Operating
                                                      Expenses.

N.       Base Year:                                   The Base Year for purposes of calculating Tenant's
                                                      Proportionate Share of Operating Expenses is 2002.

O.       Tenant's Permitted Uses:                     Tenant may use the Premises only for the purposes set forth in Section 13.1 of the Lease.

P.       Security Deposit:                            Standby Irrevocable Letter of Credit from a bank and
                                                      containing terms and conditions reasonably acceptable to
                                                      Landlord equal to two (2) months' Base Rent for the initial twelve (12) month period of this Lease.  The Security Deposit shall be held and disbursed as set forth in Section 5 of this
                                                      Lease.

Q.       Leasehold Improvement                        Twenty-Five and 00/100 Dollars ($25.00) per net rentable
         Allowance:                                   square foot as set forth in the Leasehold Improvements Work
                                                      Letter attached hereto as
                                                      Exhibit B. The Leasehold
                                                      Improvement Allowance
                                                      shall be subject to being
                                                      increased, at Tenant's
                                                      election, as provided in
                                                      Section 4 of the Leasehold
                                                      Improvements Work Letter.
                                                      In the event of such
                                                      increase, the Base Rent
                                                      payable under this Lease
                                                      shall also be increased as
                                                      provided in Section 4 of
                                                      the Leasehold Improvements
                                                      Work Letter, and this
                                                      Lease shall be amended to
                                                      reflect such changes.

R.       Broker(s):                                   Landlord's Broker: Commercial Carolina Corporation

                                                      Tenant's Broker: Carolantic Realty

                                                      The Brokers shall be paid
                                                      real estate brokerage
                                                      commissions by Landlord as
                                                      set forth in Section 29 of
                                                      this Lease.

         2. GRANTING CLAUSE. Subject to the terms and conditions hereof, Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and hires the Premises from Landlord, for the Term of this Lease.

         3. TERM. The Term of this Lease shall be for the period set forth in
Section 1F of this Lease, and shall commence on the Commencement Date as defined in Section 1E of this Lease. The date on which the Term expires shall sometimes be referred to in this Lease as the "Expiration Date." Tenant shall accept the Premises in its condition as of the Commencement Date, latent defects in the Building Shell and any "punch list" items identified in writing by Tenant within thirty (30) days thereafter excluded, subject to all applicable laws, ordinances, regulations, covenants and restrictions and subject to Landlord's completion of the Leasehold Improvements as required in the Leasehold Improvements Work Letter attached to this Lease as Exhibit B and made a part of this Lease by this reference as if fully set forth herein. Other than representing that Tenant may engage in the use of the Premises permitted under
Section 13 hereof, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as set forth in Sections 10, 11 and Exhibit B set forth herein of this Lease, and except for any latent defects in the Building Shell and any "punch list" items identified in writing by Tenant within thirty (30) days thereafter, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that the Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Sections 10, 11 and Exhibit B of this Lease.

         4. RENT.

         4.1. Tenant shall pay to Landlord, without notice, demand, or deduction in lawful money of the United States of America, at Landlord's Address for Notices in Section 33.9, or at such other place as Landlord shall designate in writing from time to time: (a) the Base Rent in equal monthly installments, in advance, on or before the first day of each calendar month during the Term commencing on the Commencement Date, except as otherwise set forth in this
Section 4.1 with respect to any period which is less than one (1) full calendar month; and (b) the Additional Rent, at the respective times required hereunder. The first monthly installment of Base Rent shall be paid in advance on the date Tenant executes this Lease and applied to the first installment of Base Rent for a full calendar month coming due under this Lease. For any period which is less than one (1) full calendar month, the Rent due for such period under this Lease shall be a prorated amount. Tenant's covenant to pay Rent hereunder is independent of any other covenant, condition, provision or agreement herein contained. All past due installments of Rent which are more than thirty (30) days past due shall be subject to a late charge of five percent (5%) simple of the past due amounts. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be required to pay any Base Rent during the first four (4) months of the initial twelve (12) month term of this Lease. The first monthly installment of Base Rent payable under this Lease shall be due for the fifth (5th) month of the initial twelve (12) month term of this Lease.

         4.2. As used in this Lease, the term "Lease Year" shall mean a calendar year during the Term, except that the first Lease Year shall be the period commencing on the Commencement Date and expiring upon the expiration of the calendar year in which the Commencement Date occurs and the final Lease Year shall expire upon the expiration of the Term. If the first or final Lease Year is less than twelve (12) months, all prorations shall be based upon a 365 day year.

         4.3 If Substantial Completion is achieved prior to May 15, 2002, Tenant shall be entitled to use and occupy the Premises without any obligation to pay Base Rent for the period from and including the date on which Substantial Completion is achieved through and including May 15, 2002. In the event Substantial Completion is not achieved prior to May 15, 2002, Tenant shall be entitled to use and occupy the Premises without any obligation to pay Base Rent for the period from and including May 15, 2002, through and including the date on which Substantial Completion is achieved.

         5. SECURITY DEPOSIT. The Security Deposit shall be due on the date Tenant executes this Lease and shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. This Security Deposit is not an advance rental deposit or measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (defined in Section 22), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided at law or in equity. Upon the initial occurrence of an Event of Default under this Lease, Landlord shall be entitled to present the standby irrevocable letter of credit delivered by Tenant as the Security Deposit under this Lease for payment, and the Security Deposit shall thereafter be held in the form of cash, and not in the form of a standby irrevocable letter of credit. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation regarding the Security Deposit is that of a debtor, and not a trustee. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled, or otherwise as provided in Section 1P of this Lease. If the Security Deposit is cash, the Security Deposit shall be deposited by Landlord in an interest-bearing account in a federally insured financial institution. The account shall be maintained in Landlord's name. Tenant shall provide Landlord with Tenant's federal employer identification number which shall be given to the financial institution in which such account is maintained for the purpose of reporting the interest to the Internal Revenue Service. All interest earned shall become part of the "Security Deposit." All interest earned on the Security Deposit shall be retained by Landlord until the Security Deposit is either returned to Tenant or used by Landlord, as provided in this Lease. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Premises and the Security Deposit to a person or entity which assumes Landlord's obligations under this Section.

         6. OPERATING EXPENSES.

         6.1. During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord from time to time, of Tenant's Proportionate Share (as defined in Section 1I) of Operating Expenses for the Project. Payment thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, repair, replacement and operation of the Project including, but not limited to, costs of: Taxes (defined in Section 8 of this Lease) and reasonable fees payable to tax consultants and attorneys for consultation and contesting Taxes; insurance; utilities (except for utilities which are separately metered to the Premises in which event Tenant shall pay for such utilities directly to the provider thereof or to Landlord for remittance to such provider, as reasonably required by Landlord and except for utilities metered to other space for use by other tenants which will be separately charged to, and paid for by, such other tenants); maintenance, repair and replacement of all portions of the Project, including, without limitation, paving and parking areas, roads, roofs, alleys and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems, sprinkler systems and other mechanical and building systems except to the extent such repair, maintenance or replacement costs for such items only benefit Tenant in which event Tenant shall pay to Landlord all costs for such items, including all amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing and except to the extent such costs are the responsibility of Landlord as set forth in Section 10.2; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord (provided that if the property manager is Landlord or any affiliate of Landlord, management fees shall not exceed four percent (4%) of Base Rent), or if there is no property manager, an administrative fee of 4% of the Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with the requirements of applicable laws, statutes, ordinances, rules and regulations (other than those which are in existence as of the Date of this Lease) or that are appropriate to the continued operation of the Project or the Building as an office facility in the Durham, North Carolina market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Section 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, the costs of renovating space for tenants or any cost associated with any building other than the Building. There shall be no duplication of costs or reimbursements. Notwithstanding anything contained in this Section 6.1 to the contrary, in no event shall Operating Expenses include
(i) accounting and legal fees associated with lease negotiations, rent collections or pursuing other rights and remedies against a specific tenant under a lease of space in the Building; (ii) advertising or promotional expenses related to marketing space in the Building; (iii) any costs which are actually reimbursed by an insurance carrier or a third party (i.e., there shall be no duplication of costs or reimbursements); or (iv) costs or expenses for goods or services which only benefit or are attributable to a specific tenant (which costs and expenses shall be paid by such tenant).

         6.2. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit against Tenant's next payments, unless such year is the final year of the Lease in which event Landlord shall promptly reimburse Tenant such excess. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses, any expenses which Landlord allocates to the entire Project, Tenant's Proportionate Share shall be the percentage set forth in Section 1I of this Lease as Tenant's Proportionate Share of the Project, as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises, the Building or the Project. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use, provided Tenant is treated equitably with other tenants in the Building. No estimate of Operating Expenses for the Premises by Landlord shall be a guaranty or warranty that such estimates shall be accurate. Notwithstanding anything contained in this Section 6 to the contrary, Landlord shall not be entitled to increase any Operating Expenses over which Landlord has sole control (for example, the costs of mowing the grass and maintaining the grounds) except to the extent that increases in such Operating Expenses are reasonable based upon comparable costs in the Durham, North Carolina market area. Tenant, upon reasonable prior written request, shall be entitled to audit Operating Expenses for which Tenant is obligated to pay Tenant's Proportionate Share. Tenant shall not be entitled to conduct such audits more frequently than annually.

         6.3. Landlord shall make available to the Premises all water, gas, electrical power, telephone, sewer and sprinkler services. Landlord shall provide heating and air-conditioning systems sufficient to serve the Premises 24 hours per day, 7 days per week, at such temperatures and in such amounts as requested by Tenant, subject to any governmental requirements, ordinances, rules, regulations, guidelines or standards relating to, among other matters, energy conservation.

         7. UTILITIES. Tenant shall pay for all water, gas, electrical power, telephone, sewer, refuse and trash collection and other utilities and services used on the Premises, all maintenance charges for utilities within the Premises, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Notwithstanding anything contained in Section 6.1 or otherwise in this Lease to the contrary, Landlord may cause, at Tenant's expense, any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of Rent except as otherwise expressly provided below. Tenant agrees to limit use of water and sewer for normal restroom use, except as follows: operation of a dishwasher. Notwithstanding anything contained in this Lease to the contrary, if an interruption or cessation of utilities results from a cause within Landlord's reasonable control which renders the Premises unusable by Tenant for the conduct of Tenant's business, Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences twenty-four (24) hours after the date Tenant gives to Landlord written notice of such interruption and shall continue until such utilities are restored.

         8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively, "Taxes") that accrue against the Project during the Lease Term, provided that Taxes shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity or application of any Taxes or liens thereof. All levies or other taxes assessed or imposed upon Landlord on the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof, shall be paid by Tenant to Landlord monthly in estimated installments or upon reasonable demand, at the option of Landlord as Additional Rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed upon Landlord unless such net income taxes are in substitution for any Taxes payable under this Lease. Upon prior written request from Tenant, Landlord shall provide Tenant with copies of bills for Taxes which are being included as part of the Operating Expenses or for which Tenant otherwise is required to pay Landlord under this Lease. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authorities shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE.

         9.1 Tenant covenants and agrees that from and after the date of delivery of the Premises by Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, the following insurance coverages:

         A. Public Liability Insurance. General comprehensive public liability insurance covering the Premises and Tenant's use thereof against claims for personal or bodily injury or death or property damage occurring upon in or about the Premises (including contractual, indemnity and liability coverage to cover Tenant's indemnities set forth herein), such insurance to insure both Tenant and, as additional insureds, Landlord and its members, employees, agents, Landlord's mortgagee(s) and the property manager, and to afford protection to the limit of not less than $1,000,000.00 combined single limit or such higher limits as Landlord may reasonably require from time to time during the Term, on an occurrence basis, together with an umbrella insurance providing excess insurance coverage in an amount not less than $20,000,000.00, in respect to injury or death to any number of persons and broad form property damage arising out of any one (1) occurrence, operations hazard, with a deductible reasonably acceptable to Landlord. This insurance coverage shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease. Such policy will be written in the names of Tenant, Landlord and any other parties reasonably designated by Landlord or Tenant from time to time, as their respective interests may appear.

         B. Property Insurance. Property insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering all fixtures, equipment and personalty owned or leased by Tenant and located in the Premises, in an amount not less than one hundred percent (100%) of full replacement cost thereof. The property insurance may provide for a reasonable deductible in an amount of not more than $10,000.00 per occurrence. Such policy will be in the names of Tenant, Landlord and any other parties reasonably designated by Landlord or Tenant from time to time, as their respective interests may appear, including the holder of any deed of trust or other security instrument encumbering the Premises.

         C. Workers Compensation Insurance. Worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the State of North Carolina, except to the extent such insurance coverage is otherwise provided for or on behalf of Tenant.

         D. Builder's Risk Insurance. In the event Tenant performs any repairs or alterations in the Premises reasonably anticipated to cost more than $5,000.00, builder's risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises.

         E. Other Insurance. Any other form or forms of insurance or any changes or endorsements to the insurance required herein as Landlord, or any mortgagee of Landlord, may reasonably require from time to time.

         9.2. All such insurance will be issued and underwritten by companies reasonably acceptable to Landlord and will contain endorsements that (a) such insurance may not lapse with respect to Landlord, any mortgagee of Landlord or property manager or be canceled or amended with respect to Landlord, any mortgagee of Landlord or property manager without the insurance company endeavoring to give Landlord, any mortgagee of Landlord and property manager at least thirty (30) days prior written notice of such lapse, cancellation or amendment, (b) Tenant will be solely responsible for payment of premiums, (c) such insurance will include a loss payee endorsement protecting the Landlord and Landlord's designees and (d) Tenant's insurance is contributing in the event of overlapping coverage which may be carried by Landlord. Tenant shall deliver to Landlord duplicate originals of all policies of insurance required by Section
9.1 of this Lease or duly executed originals of the certificates of such insurance evidencing in-force coverage on or before the Commencement Date. Further, Tenant shall deliver to Landlord renewals thereof at least ten (10) days prior to the expiration of the respective policy terms.

         9.3. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of casualty insurance or other insurance on the Premises or the Building, and Tenant shall comply with all customary requirements and regulations of Landlord's casualty and liability insurer. If any invalidation of coverage or increase in the rate of casualty insurance or other insurance occurs or is threatened by any insurance company due to any act or omission by Tenant, or its agents, employees, contractors, or invitees, such statement or threat shall be conclusive evidence that the increase in such rate is due to the act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such amount shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance. Notwithstanding the foregoing, in no event shall Tenant's Permitted Uses be deemed to be activities for which Tenant will be liable for increased insurance costs or invalidation of insurance coverages.

         9.4. Landlord covenants and agrees that from and after the date of delivery of the Premises from Landlord to Tenant, Landlord will carry and maintain the following insurance, the cost of which shall be included in Operating Costs:

         A. Public Liability Insurance. General comprehensive public liability insurance covering the common areas of the Project and the Building against claims for personal or bodily injury or death or property damage occurring upon, in or about the common areas (including contractual, indemnity and liability coverage to cover Landlord's indemnities set forth herein), such insurance to afford protection to the limit of not less than $3,000,000 combined single limit or such higher limits as Landlord may elect, at its option, to carry from time to time, on an occurrence basis, in respect to injury or death to any number of persons and broad form property damage arising out of any one (1) occurrence. Such policy shall be written in the names of Landlord, Tenant and any other parties reasonably designated by Landlord from time to time, as their respective interests may appear.

         B. Property Insurance. Property insurance on all-risk extended coverage basis (including coverage against fire, wind, tornado, vandalism, malicious mischief, water damage and sprinkler leakage) covering the Project, the Building and the Leasehold Improvements within the Premises in an amount not less than one hundred percent (100%) of full replacement cost thereof, subject to a commercially reasonable deductible.

         C. Other Insurance. Such other insurance as Landlord may reasonably elect, at its option, to carry and maintain from time to time, provided such other insurance is being maintained on property similar to the Project in the Durham, North Carolina market area.

         9.5. Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury or loss to the extent that such injury or loss is covered by fire, extended coverage, "all risk" or similar policies covering real property or personal property required to be obtained and maintained hereunder (or which would have been covered if the party claiming such right of subrogation or recovery or cause of action had carried the insurance required by this Lease) or covered by any other insurance maintained by the waiving party. Written notice of the terms of the above mutual waivers shall be given to the insurance carriers of Landlord and Tenant and the parties' insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

         10. LANDLORD'S REPAIRS.

         10.1 Landlord shall maintain and repair, at Tenant's cost and expense (billed to and paid by Tenant as Tenant's Proportionate Share of the Operating Expenses), all portions of the Project and the Building except for items which are Landlord's responsibility as set forth in Section 10.2, which items shall be maintained and repaired at Landlord's expense, and except for the items which are Tenant's responsibility as set forth in Section 11, which items shall be maintained and repaired at Tenant's expense.

         10.2 Landlord shall maintain and repair, at Landlord's expense, the structural soundness of the roof, foundation and exterior walls of the Building in good condition, reasonable wear and tear and uninsured losses and damages caused by Tenant, its employees, agents, contractors and invitees excluded. The term "walls" as used in this Section shall not include doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries.

         10.3 Landlord shall maintain and repair, at Tenant's cost and expense (not prorated as part of the Operating Expenses), the following components (i) of the Building which exclusively serve the Premises and (ii) of the Premises: dock and loading areas, dock bumpers, dock plates and levelers, truck and overhead doors, fire sprinklers and fire protection systems and electrical, plumbing and mechanical (including heating and air conditioning) systems and equipment. Landlord shall cause all such maintenance and repair work to be performed and shall send an invoice or invoices to Tenant which shall promptly pay the same to Landlord.

         10.4 Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall diligently make all necessary repairs within a reasonable period of time after receipt of such written notice from Tenant. In connection with such repairs, Landlord shall use reasonable efforts (i) not to interfere with Tenant's use or possession of the Premises in a material and adverse manner; (ii) not to materially and adversely detract from the appearance of the Premises; and (iii) to protect Tenant and Tenant's agents, employees, contractors and invitees, together with Tenant's equipment and other personal property from injury, damage or destruction. If Landlord fails to perform any maintenance, repair or replacement for which it is responsible, within a reasonable period of time after receipt of written notice from Tenant, Tenant may, but shall not be required to, perform, or cause to be performed, such work and be reimbursed by Landlord for the reasonable costs and expenses thereof within ten (10) days after demand therefore.

         11. TENANT'S REPAIRS. Tenant, at Tenant's expense, shall repair, replace and maintain in good condition the interior of the Premises, including, without limitation, entries, doors, ceilings, and roof membrane penetrations caused by Tenant, its employees, agents, contractors and/or invitees, interior walls and the interior side of demising walls. If Tenant fails to perform any maintenance, repair or replacement for which it is responsible within a reasonable period of time after receipt of written notice from Landlord by Tenant, Landlord may, but shall not be required to, perform such work and be reimbursed by Tenant within ten (10) days after demand therefore. Subject to Sections 9 and 14 of this Lease, Tenant shall bear the full cost of any repair or replacement to any part of the Building or the Project that results from damage caused by the negligent or intentional acts or omissions of Tenant, its employees, agents, contractors or invitees, as well as any repair that benefits only the Premises (excluding repairs for which Landlord is responsible under Section 10.2 of this Lease).

         12. ALTERATIONS.

         12.1. Tenant shall not make any alterations to the Premises without first obtaining Landlord's written consent thereto, which consent may not be unreasonably withheld, conditioned or delayed. Landlord shall be deemed to have given its consent if Landlord fails to respond to Tenant's written request within ten (10) business days following receipt thereof. Notwithstanding the foregoing, in the event any such proposed alteration would, in the reasonable judgment of Landlord, affect any structural components of the Building or any of its equipment or systems, Landlord may withhold its consent to any such alteration in its sole discretion. Without in any way limiting Landlord's consent rights, Landlord shall not be required to give its consent until (a) Landlord is reasonably satisfied that the contractor or person proposed by Tenant to make such alterations (the "Contractor"), and the insurance coverage to be provided by Contractor in connection with the work, are reasonably acceptable to Landlord, (b) Landlord approves final and complete plans and specifications for the work and (c) all appropriate governmental agencies have approved the plans and specifications for such work. Upon Tenant's receipt of written approval from Landlord and any required approval of any mortgagee of Landlord and any such governmental agencies, and upon Tenant's payment to Landlord of any fees charged by any mortgagee of Landlord for such review and approval, Tenant shall have the right to proceed with the construction of all approved alterations, but only so long as such alterations are made by the Contractor reasonably acceptable to Landlord in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Section 12. All alterations shall be made at Tenant's sole cost and expense. Tenant shall keep the Project, the Building, and the Premises and Landlord's interest therein free from any liens arising from any work performed, materials furnished, or obligations incurred by, or on behalf of, Tenant (other than by Landlord pursuant to this Lease). Notice is hereby given that neither Landlord, nor any mortgagee or lessor of Landlord, shall be liable for any labor or materials furnished to Tenant except as furnished to Tenant by Landlord pursuant to this Lease. If any lien is filed for such work or materials, such lien shall encumber only Tenant's interest in leasehold improvements on the Premises. Within ten (10) days after Tenant learns of the filing of any such lien, Tenant shall notify Landlord of such lien and shall either discharge and cancel such lien of record or post a bond sufficient under the laws of the State of North Carolina to cover the amount of the lien claim plus any penalties, interest, attorney's fees, court costs, and other legal expenses in connection with such lien. If Tenant fails to so discharge or bond over such lien within twenty (20) days after the earlier of Tenant becoming aware of such lien or written demand from Landlord, Landlord shall have the right, at Landlord's option, to pay the full amount of such lien without inquiry into the validity thereof, and Landlord shall be promptly reimbursed by Tenant, as Additional Rent, for all amounts so paid by Landlord, including expenses, interest, and reasonable attorney's fees actually incurred.

         12.2. All construction, alterations and repair work done by or for Tenant shall: (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect any structural component of the Building or any of the Building's systems or equipment or the safety of the Project, the Building or the Premises; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements, including, without limitation, requirements of the Americans with Disabilities Act ("ADA"); (d) not result in any usage in excess of industry standard of water, electricity, gas, or other utilities or of heating, ventilating or air-conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner; and (f) not unreasonably disturb Landlord or other tenants in the Building. After completion of any alterations to the Premises, Tenant will deliver to Landlord a copy of "as-built" plans and specifications depicting and describing such alterations.

         12.3. Landlord hereby reserves the right and at all times shall have the right to repair, change, redecorate, alter, improve, modify, renovate, enclose or make additions to any part of the Project (including structural elements and load bearing elements within the Premises) and to enclose and/or change the arrangement and/or location of driveways or parking areas or landscaping or other common areas of the Project all without being held guilty of an actual or constructive eviction of Tenant or breach of the implied warranty of suitability or of any term of this Lease and without an abatement of Rent. Without in any way limiting the generality of the foregoing Landlord's rights shall include, but not limited to, the right to perform, or cause the performance of the following: (i) construct scaffolding and other structures and perform all work and other activities associated with such changes, alterations, improvements, modifications, renovations, and/or additions; (ii) repair, change, renovate, remodel, alter, improve, modify or make additions to the arrangement, appearance, location and/or size of entrances or passageways, doors, and doorways, corridors, elevators, elevator lobbies, stairs, toilets or other common areas; (iii) temporarily close any Common Area and/or temporarily suspend Building services and facilities in connection with any repairs, changes, alterations, modifications, renovations or additions to any part of the Building; (iv) repair, change, alter or improve plumbing, pipes and conduits located in the Building, including without limitation, those located within the Premises, and (v) repair, change, modify, alter, improve, renovate or make additions to the structural components of the Building or any portion thereof. When exercising the rights herein, Landlord will use reasonable efforts (i) not to interfere with Tenant's use or possession of the Premises; (ii) not to materially and adversely detract from the appearance of the Project or the Building; and (iii) to protect Tenant and Tenant's agents, employees, contractors and invitees, together with Tenant's equipment and other personal property from injury, damage or destruction.

         13. USE AND COMPLIANCE WITH LAW.

         13.1. Subject to such use being permissible under applicable law, rules and regulations, the Premises may be used for medical device and diagnostic research and development laboratory and related office activities. Notwithstanding the foregoing, Landlord makes no representation regarding permissible uses of the Premises other than for general office and warehouse purposes. Tenant acknowledges and agrees that it shall be Tenant's responsibility to confirm with appropriate governmental authorities that any other permitted use set forth above in this Section is permissible under zoning and other applicable law, rules and regulations. Tenant shall not conduct or give notice of any auction, liquidation or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or the Building in which the Premises is located or subject the Premises to use that would damage the Premises or the Building in which the Premises is located. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would unreasonably disturb, interfere with, or endanger Landlord or any other tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at Tenant's sole expense, shall use and occupy the Premises in compliance with all laws (including, without limitation, the ADA), orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants, and restrictions now or hereafter applicable to the Premises (collectively "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the ADA or similar state statutes or local ordinances or any regulations promulgated thereunder, as any or all of them may be amended from time to time. Tenant shall, at Tenant's expense, make all alterations or modifications, within or without the Premises, that are required by the Legal Requirements related to Tenant's use or occupation of the Premises. If any increase in the cost of any insurance on the Premises, the Building or the Project is caused, in whole or in part, by Tenant's use or occupancy of the Premises in violation of this Lease, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease. Any statements set forth in this Section 13.1 or elsewhere in this Lease regarding the particular nature of the business to be conducted by Tenant in the Premises or the uses to be made thereof by Tenant shall not constitute a representation or warranty by Landlord that such business or uses are lawful or permissible under any certificate of occupancy for the Premises or the Building or are otherwise permitted by applicable law. Tenant shall indemnify and hold Landlord harmless from any loss, cost, or claim or expenses which Landlord incurs or suffers by reason of Tenant's failure to comply with its obligations under this Section 13. If Tenant receives notice of any such directive, order, citation or of any violation of any law, order ordinance, regulation or any insurance requirement, Tenant shall promptly notify Landlord in writing of such alleged violation and furnish Landlord with a copy of such notice.

         13.2. Tenant shall not use or permit the use of the Premises or any portion of the Project for the storage, treatment, use, production or disposal of any hazardous substances or hazardous waste (as those terms are defined under CERCLA or RCRA or any other applicable federal, state or local environmental protection laws, ordinances, codes, rules or regulations) other than those which are stored or used in accordance with all applicable laws, rules, regulations and permits. Landlord acknowledges that Tenant has disclosed to Landlord that Tenant will use the following commonly used chemicals which may be considered hazardous and which will be used in the course of Tenant's occupancy of the
Premises:

         absolute ethyl alcohol (including various dilutions) xylene methanol hematoxylin stain eosin stain orange G stain nuclear fast red hydrochloric acid acetic acid sodium hydroxide acetone acetic anhydride chloroform
         2-mercaptoethanol
         sodium dodecyl sulfate
         ammonium hydroxide
         formaldehyde
         neutral buffered formalin
         paraformaldehyde

Landlord acknowledges that Tenant has disclosed to Landlord that Tenant will use the following materials which may be considered biohazardous and will be used in the course of Tenant's occupancy of the Premises. All appropriate precautions will be taken when using these materials.

         Cervical specimens
         Various cell cultures
         Formalin-fixed, paraffin embedded tissues sections

All of the above-described chemicals and materials and any other such chemicals and materials used on the Premises that may be considered hazardous shall be in research laboratory quantities only and shall be stored and used in accordance with all applicable laws, rules, regulations and permits. Tenants shall provide, at Tenant's expense, a contract with a third party to provide chemical and biomedical disposal services for the Premises.

Tenant does hereby indemnify and hold Landlord harmless from and against any and all damage to any property, or injury to or death of any person, as a result of Tenant's violation of Section 13 of this Lease. Tenant's indemnity shall include, without limitation, the obligation to reimburse Landlord for any and all costs and expenses (including reasonable attorney's fees) incurred by Landlord, its agents or employees as a result of Tenant's violation of Section 13 of this Lease.

         14. DAMAGE OR DESTRUCTION.

         14.1. If at any time during the Term of this Lease, the Premises are damaged by fire or other casualty, Landlord shall notify Tenant within thirty
(30) days after such damage or destruction as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed one hundred twenty (120) days from the date of such damage or destruction, either Landlord or Tenant may elect to terminate this Lease upon written notice to the other party given no later than thirty (30) days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take one hundred twenty (120) days or less, then, subject to receipt of sufficient insurance proceeds,

Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid for by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant, at Tenant's expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds or from Force Majeure events, all repairs or restorations not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last nine (9) months of the Lease Term and Landlord reasonably estimates that it will take more than one (1) month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises caused by the negligent or intentional act or omission of Tenant, or any employee, agent, contractor or invitee of Tenant, the amount of the commercially reasonable deductible (which shall not exceed $10,000.00) under Landlord's insurance policy within ten (10) days after presentment of Landlord's invoice. If the damage caused by Tenant, or Tenant's employees, agents, contractors or invitees, involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration proportionately based upon the area of the Premises which is not usable by Tenant. Notwithstanding the foregoing, in no event shall Base Rent or Operating Expenses abate or shall any termination occur if damage to or destruction of the Premises is the result of the negligence or willful act or omission of Tenant, or Tenant's employees, agents, contractors or invitees; provided that if Landlord maintains rental insurance (which Landlord shall have no obligation to maintain under this Lease), and such rental insurance actually pays insurance benefits to Landlord for such Base Rent or Operating Expenses, then such Base Rent or Operating Expenses shall be abated, but only to the extent of such insurance payments. To the extent Tenant is entitled to such abatement, such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease based upon such damage or destruction.

         14.2. Landlord shall have no liability to Tenant for inconvenience, loss of business or annoyance arising from any repair of any portion of the Premises or the Building under this Section 14. In the event that Tenant collects any insurance proceeds (or would have the right to collect such proceeds if Tenant had been carrying the insurance policies required by this Lease) on account of damage or destruction to the Leasehold Improvements, and such Leasehold Improvements are not restored or repaired, either in whole or in part, then Tenant shall pay to Landlord an equitable portion of such insurance proceeds (or those that would have been payable to Tenant had it been carrying the insurance policies required by this Lease) based on the ratio between the amount that Tenant expended in connection with such Leasehold Improvements and the amount contributed by Landlord thereto pursuant to the other terms hereof. The terms of the foregoing sentence shall survive the termination or expiration of the Term of this Lease. To the extent that Landlord receives insurance proceeds for Leasehold Improvements in the Premises, Landlord shall not be entitled to recover insurance proceeds from Tenant for such Leasehold Improvements.

         14.3. In the event of termination of this Lease pursuant to Section 14 of this Lease, then all Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof. Upon termination of this Lease and payment of all Rent as required by this Lease, the Security Deposit shall promptly be refunded by Landlord to Tenant.

         15. CONDEMNATION.

         15.1. In the event the whole or substantially the whole Building or the Premises, or any portion of the Project, the loss of which would materially and adversely affect Tenant's ability to use and enjoy the Premises, are taken or condemned by eminent domain or by any conveyance in lieu thereof (such taking, condemnation or conveyance in lieu thereof being hereinafter referred to as "condemnation"), the Term shall cease and this Lease shall terminate on the earlier of the date the condemning authority takes possession or the date title vests in the condemning authority. Landlord shall notify Tenant promptly following receipt of written notice from any municipality or other condemning authority of such condemnation. In the event that all or substantially all of the Premises is temporarily taken by eminent domain and such taking causes all or a substantial portion of the Premises to be unusable by Tenant for a period of one hundred twenty (120) consecutive days for the uses permitted hereunder in which Tenant was engaged at the Premises immediately prior to such temporary taking, and Tenant or Landlord, as the case may be, shows such fact to the other party to a degree of certainty reasonably acceptable to such other party, either Landlord or Tenant may terminate this Lease by delivering written notice thereof to the other within ten (10) business days after the taking, condemnation or sale in lieu thereof. Upon termination of this Lease based upon such condemnation, the Security Deposit shall promptly be refunded by Landlord to Tenant.

         15.2. In the event any portion of the Building shall be taken by condemnation (whether or not such taking includes any portion of the Premises), which taking, in Landlord's reasonable and good faith judgment, is such that the Building cannot be restored in an economically feasible manner for use substantially as originally designed, then Landlord shall have the right, at Landlord's option, to terminate this Lease, effective as of the date specified by Landlord in a written notice of termination from Landlord to Tenant.

         15.3. In the event of termination of this Lease pursuant to the provisions of Section 15.1 or 15.2 of this Lease, the Rent shall be apportioned as of such date of termination; provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

         15.4. All compensation awarded or paid upon a condemnation of any portion of the Project shall belong to and be the property of Landlord without participation by Tenant.

Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, loss of good will, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

         16. ACCESS AND INSPECTION. Landlord shall retain duplicate keys to all doors of the Premises. Tenant shall provide Landlord with new keys should Tenant receive Landlord's consent to change the locks. Landlord shall have the right to re-enter the Premises at reasonable hours and upon reasonable prior notice (or, in the event of an emergency or at any time that an event of default on the part of Tenant is outstanding, at any hour and without any notice) for any reasonable purpose, including, without limitation, the following purposes: (a) to exhibit the same to present or prospective mortgagees, lessors or purchasers during the Term of this Lease and to prospective tenants during the last year of the Term;
(b) to inspect the Premises; (c) to confirm that Tenant is complying with all of Tenant's covenants and obligations under this Lease; (d) to clean or make repairs required of Landlord under the terms of this Lease; (e) to make repairs to areas adjoining the Premises; and (f) to repair and service utility lines or other components of the Building. Landlord shall not be liable to Tenant for the exercise of Landlord's rights under this Section, and Tenant hereby waives any claims for damages for any injury, inconvenience or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. In connection with any such access and inspection, Landlord shall use reasonable efforts (i) not to interfere with Tenant's use or possession of the Premises in a material and adverse manner;
(ii) not to materially and adversely detract from the appearance of the Premises; and (iii) to protect Tenant and Tenant's agents, employees, contractors and invitees, together with Tenant's equipment and other personal property from injury, damage or destruction. Notwithstanding anything contained in this Section 16 to the contrary, Landlord shall not be entitled to any keys or security codes to any areas of the Premises which Tenant reasonably deems to be sensitive. Upon reasonable prior written notice, Tenant will provide Landlord, and Landlord's employees, agents, contractors, invitees and licensees with reasonable access to all areas of the Premises for which Landlord does not have keys or security codes provided that Tenant shall have the right to accompany Landlord during any entry into such areas for the purposes set forth in this Section 16.

         17. INDEMNIFICATION. Subject to the provisions of this Section 17 and
Section 9.5 of this Lease, Tenant shall, and hereby agrees to, indemnify and hold Landlord harmless from any damage to any property, or injury to or death of any person, that occurs in the Premises or on the Project which arises out of or relates to the acts or omissions of Tenant, its agents, employees, contractors or invitees prior to the termination or expiration of the Lease or to Tenant vacating possession of the Premises, whichever last occurs. Without limiting the generality of the foregoing, Landlord shall not be liable for any injury to persons or property resulting from the condition or design of, or any defect in, the Premises, nor shall Landlord be liable for any damage or loss caused by other tenants, occupants or persons in the Building or the Project. Tenant, for itself and its agents, employees, contractors and invitees, expressly assumes all risks of injury or damage to person or property, whether proximate or remote, resulting from the condition of the Premises. Subject to the provisions of this Section 17 and Section 9.5 of this Lease, Landlord shall indemnify and hold Tenant harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of the gross negligence or intentional misconduct of Landlord or its employees, agents or contractors. If the party to be indemnified is made a party to any litigation commenced by or against it for which it is to be indemnified, then the indemnifying party shall protect and hold harmless and pay all court costs, penalties, charges, damages, expenses and reasonable attorney's fees actually incurred or paid by the party to be indemnified. These obligations shall survive the expiration or earlier termination of the Lease.

         18. ASSIGNMENT AND SUBLETTING.

         18.1 Without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall not assign this Lease or sublease all or part of the Premises or mortgage, pledge or hypothecate Tenant's leasehold interest or grant any concession or license within the Premises. Any attempt to do any of the foregoing shall be void ab initio and of no force or effect. For purposes of this Section, a transfer of a controlling ownership interest in Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded on a nationally recognized stock exchange. No acceptance by Landlord of any Rent, or any other sum of money, from any assignee, subtenant or other transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, mortgage, pledge, encumbrance or other transfer. Tenant acknowledges and agrees that any consent by Landlord pursuant to this Section shall not be deemed to be a consent to any subsequent assignment, sublease, mortgage, pledge, encumbrance or any other agreement or other action to which Landlord's consent is required.

         18.2 Notwithstanding the foregoing, the Tenant may assign this Lease or sublet the Premises, in whole or in part, to any entity which controls Tenant, is controlled by Tenant or is under common control with Tenant (a "Tenant Affiliate") without the prior written consent of Landlord but with prior written notice to Landlord of such assignment or sublease. Tenant, upon written request by Landlord, shall provide Landlord with such information and documentation evidencing that the entity to which the Lease is being or was assigned or to which the Premises is being or were sublet qualifies as a Tenant Affiliate. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket costs and expenses, including legal costs and expenses, incurred in connection with any assignment of this Lease or sublease of the Premises, in whole or in part. Upon Landlord's receipt of Tenant's written notice of Tenant's desire to assign this Lease or sublet the Premises, in whole or in part (other than to a Tenant Affiliate), Landlord may, but shall not be required to, terminate this Lease with respect to the space described in Tenant's Notice by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice. Any such termination shall be effective as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease.

         18.3 Notwithstanding any such assignment of this Lease or subletting of the Premises, Tenant, and any guarantor or surety of Tenant's obligations under this Lease, shall at all times remain fully and primarily responsible and liable for the payment of Rent and for performance in accordance with the terms of this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting). In the event that the Rent due and payable by a sublessee or assignee (or a combination of the Rent payable under such sublease or assignment plus any bonus or other consideration therefore or incident thereto) exceeds the Rent payable under this Lease, Tenant shall be bound and obligated to pay Landlord as Additional Rent under this Lease fifty percent (50%) of all such excess rental and other excess consideration within ten (10) calendar days following the receipt thereof by, or on behalf of, Tenant.

         18.4 If this Lease is assigned or if the Premises is subleased (whether in whole or in part) or in the event of the mortgage, pledge or hypothecation of Tenant's leasehold interest or the grant of any concession or license within the Premises or if the Premises be occupied, in whole or in part, by anyone other than Tenant, then upon a default by Tenant under this Lease, Landlord may collect Rent and any other sum of money otherwise due, from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent of any excess rentals to which Landlord is entitled as hereinabove set forth, apply the amount collected to the next Rent payable under this Lease. All Rent, collected by Tenant shall be held in trust for Landlord and shall immediately be forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of the terms of this Lease or a release of Tenant from the further performance by Tenant of its covenants, duties or obligations under this Lease.

         19. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements set forth in this Lease which are required to be performed by Tenant, Tenant shall, subject to the terms and conditions of this Lease, at all times during the Lease Term have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         20. SURRENDER. Upon expiration or earlier termination of the Lease Term, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 14 and 15 of this Lease excepted. Upon surrender of the Premises to Landlord, any alterations, improvements and fixtures installed upon the Premises by or for the benefit of Tenant shall remain a part of the Premises and shall not be removed; and all of Tenant's personal property which is not removed by Tenant within the five (5) days following the surrender of the Premises to Landlord, as permitted or required by this Lease, shall be deemed abandoned and may be stored, removed and disposed of by Landlord, at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination of the Lease Term, including, without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

         21. HOLDING OVER. If Tenant retains possession of the Premises after the expiration of the Lease Term or the earlier termination of Tenant's right of possession, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and conditions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month, or part thereof, during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over which are recoverable under this Lease or under applicable law. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided in this Lease, and this Section shall not be construed as consent by Landlord for Tenant to retain possession of the Premises.

         22. EVENTS OF DEFAULT. The occurrence of any of the events described below shall constitute a default by Tenant under this Lease:

         22.1.

         22.1.1 Tenant shall fail to pay any installment of Base Rent or any other payment required under this Lease when due, and such failure to pay shall continue for a period of thirty (30) days following the date of written notice to Tenant from Landlord of such failure to pay; provided that Landlord shall not be required to provide Tenant with written notice of such failure to pay more than twice in any consecutive twelve (12) calendar month period; or

         22.1.2 In the event that Landlord has already given Tenant such written notice of failure to pay twice in a consecutive twelve (12) month period, Tenant shall fail to pay any installment of Base Rent or any other payment required under this Lease when due, and such failure to pay shall continue for a period of ten (10) days following the date such payment was due.

         22.2. Tenant or any guarantor or surety of Tenant's obligations hereunder shall (i) make a general assignment for the benefit of creditors; (ii) commence any case, proceeding or other action seeking to have any order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property (collectively a "proceeding for relief"); (iii) become the subject of any proceeding for relief which is not dismissed within sixty (60) days of its filing or entry; or (iv) die or suffer a legal disability (if Tenant, guarantor or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership, limited liability company or other entity).

         22.3. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

         22.4. [Deleted]

         22.5. Tenant shall attempt, or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease, except as otherwise permitted in this Lease.

         22.6. Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within thirty (30) days after Tenant obtains notice that any such lien or encumbrance is filed against the Premises to the extent that such lien results from Tenant's acts or omissions and not from Landlord's violation of this Lease.

         22.7. Tenant shall fail to comply with any term or condition of this Lease other than those specifically referred to in this Section 22, and except as otherwise expressly provided herein, such default shall continue for more than thirty (30) days after Landlord has given Tenant written notice of such default, or, if such failure to comply with any term or condition of this Lease may not reasonably be cured within such thirty (30) day period, Tenant fails to commence to cure such failure within such thirty (30) day period and to continuously and diligently pursue such cure to completion.

         23. LANDLORD'S REMEDIES. Upon the occurrence and during the continuation of any default by Tenant specified in Section 22 of this Lease, Landlord, at its option, may in addition to all other rights and remedies provided herein or at law or in equity, exercise one or more of the remedies set forth below:

         23.1. Termination. Landlord may terminate this Lease by written notice to Tenant in which event Tenant shall immediately surrender the Premises to Landlord and if Tenant fails to do so, Landlord may without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, without being liable for prosecution or any claim of damages therefor. Upon any such termination, Tenant shall be and remain liable for all obligations of Tenant arising or accruing under this Lease prior to the time of termination and, in addition thereto, for the damages provided for in Section 23.4 hereof.

         23.2. Terminate Possession. Landlord may terminate Tenant's right of possession (but not this Lease), by written notice to Tenant specifying the date of termination in such notice, and, on or after such date, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises, or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder, without terminating this Lease, and without being liable for prosecution of any claim of damages therefor, and, if Landlord so elects, make such alterations, redecorations and repairs as, in Landlord's reasonable judgment, may be necessary to relet the Premises. Landlord may, but shall be under no obligation to do so, relet the Premises or any portion thereof in Landlord's or Tenant's name, but for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term under this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement, or by private negotiations, and receive the rent therefor. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, second, to the payment of any costs and expenses of such reletting actually incurred by Landlord, including lease assumptions, reasonable brokerage fees and reasonable attorneys' fees and the costs of any alterations, repairs, redecorations and restorations; third, to the payment of Rent and other charges due and unpaid hereunder; and the residue, if any shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder or shall be paid to Tenant to the extent (and only to the extent) provided in the third following sentence. If such rentals and other sums received from such reletting during any month are less than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. If such rentals and the sums received from such reletting during any month shall be more than the amount of Rent to be paid during that month by Tenant hereunder, Tenant shall have no right to, and shall receive no credit for, the excess; provided, however, if any such excess shall exist at such time as this Lease shall terminate, after application of such rentals and sums received from reletting in the manner hereinabove set forth, such excess shall be paid to Tenant. No such reentry or taking possession of the Premises by Landlord (whether through entry, dispossessory suit or otherwise) shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time elect by written notice to Tenant to terminate this Lease for such previous Event of Default.

         23.3. Entry. Landlord may enter upon the Premises, without being liable for prosecution or any claim of damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expenses including, without limitation, reasonable attorneys' fees, which Landlord may actually incur in thus effecting compliance with Tenant's obligations under this Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action unless such damage results from the gross negligence or willful misconduct of Landlord, its employees or agents.

         23.4. [Deleted]

         23.5. Self-Help. Landlord may, at its option, without waiving or releasing Tenant from obligations of Tenant, make any such payment or perform any such other act on behalf of Tenant. All sums so paid by Landlord, or incurred by Landlord in effecting such performance or other act, and all necessary incidental costs, together with interest thereon at the legal rate of interest, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.

         23.6. Cumulative Remedies. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in the case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Lease, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity.

         24. TENANT'S REMEDIES.

         24.1. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the Building (and the actual rents received by Landlord from the Building from and after the date of any money judgment against Landlord) for the collection of any judgment or other judicial process requiring the payment of money by Landlord. In no event shall either Landlord or any partners, shareholders, members or other principals of Landlord, or any managers or employees of Landlord be personally responsible or liable for the payment of any such judgment or process obtained against Landlord, and, subject to the preceding sentence, the assets of any such party or person shall not be subject to levy, execution or other judicial process for the satisfaction thereof. The term "Landlord", as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee's interest in a ground lease of, the Land or the Building. In the event of any assignment, conveyance or other transfer of any such title or interest (each of which may be effected without Tenant's consent), Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

         24.2. Should Landlord breach any of its duties or obligations to Tenant and, in the case of monetary default, the breach continues for ten (10) days after written notice is given to Landlord, or in the case of a non-monetary default, the breach continues for thirty (30) days (or such longer period of time as may reasonably be required to cure such breach provided Landlord commences the cure of such non-monetary default within such thirty (30) day period and diligently pursues the cure to completion) after written notice of the breach is given to Landlord, Tenant may take such action as is reasonably necessary to cure the breach. In such event, Landlord shall, upon demand (accompanied by reasonable documentation supporting the demand) reimburse Tenant for expenses reasonably incurred by Tenant in curing Landlord's breach, including, without limitation, attorney's fees and expenses reasonably and actually incurred.

         25. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. This Lease and Tenant's interests and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created, on or against the Project, the Building or the Premises by Landlord, and all amendments, restatements, renewals, modifications, consolidations, refinancings, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments and other documents confirming such subordination and such instruments and other documents of attornment as shall be requested by any such holder; provided, however, as a condition to this subordination and attornment provision, Landlord shall be required to obtain from any such holder of a mortgage and deliver to Tenant an agreement in writing to Tenant providing in substance that, so long as Tenant shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Tenant's tenancy under this Lease shall be undisturbed; and, in the event of a default under such mortgage or in the event of foreclosure or any enforcement of such mortgage, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect. Tenant shall execute and deliver such instruments and other documents within ten (10) days after delivery or attempted delivery thereof pursuant to Section 33.9 of this Lease. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by written notice to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording, and in that event, such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, mortgages, security deeds, security assignments and any other instrument which creates a lien. Any reference to the "holder" of such a mortgage shall be deemed to include the beneficiary under a deed of trust.

         26. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within ten
(10) days after delivery or attempted delivery pursuant to Section 33.9 of this Lease, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating the following: (i) this Lease is in full force and effect; (ii) the date to which rent has been paid; (iii) Landlord is not in default under this Lease (or specifying in detail the nature of Landlord's default); (iv) the termination date of this Lease; and (v) such other matters relating to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate. Notwithstanding anything contained in this
Section 26 to the contrary, in no event shall Tenant be obligated to execute an estoppel certificate which contains information which is incorrect or which alters or changes any term or provision of this Lease. In such event, Tenant shall be obligated to insert correct information and return such estoppel certificate with such correct information to Landlord on a timely basis as required by this Section 26.

         27. SECURITY SERVICES. Tenant acknowledges and agrees that Landlord is not providing, and is not obligated to provide, any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage or injury suffered or incurred by Tenant in connection with any unauthorized entry into the Project, the Building or the Premises, or any other breach of security with respect to the Project, the Building or the Premises unless such loss or damage is caused by the gross negligence or willful misconduct of Landlord, its employees or agents.

         28. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to force majeure, which term shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental approvals, laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the reasonable control of Landlord or Tenant, as the case may be. Force Majeure shall not excuse or delay Tenant's obligation to pay Rent or any other amount due under this Lease.

         29. BROKERS AND COMMISSIONS. Tenant and Landlord each represent and warrant to the other that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder's fee, or any other compensation of any kind or nature in connection herewith, other than with Brokers, and each party shall, and hereby agrees to, indemnify and hold the other harmless from all costs (including court costs, investigation costs, and attorneys' fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between the indemnifying party and any such agent or broker, other than with Brokers. This provision shall survive the expiration or earlier termination of this Lease. Landlord shall pay a commission to Landlord's Broker in accordance with a separate written agreement with Landlord's Broker and shall pay a commission to Tenant's Broker in accordance with the terms thereof or of a separate written agreement between Landlord and Tenant's Broker. All brokers, including Brokers, shall be required to execute and deliver lien waivers as a condition of payment. The parties hereto acknowledge that Landlord's Broker is acting as agent for Landlord in this transaction and that Tenant's Broker is acting as agent for Tenant in this transaction.

         30. BANKRUPTCY. Tenant acknowledges that this Lease is a lease of nonresidential real property and therefore agrees that Tenant, as the debtor in possession, or the trustee for Tenant (collectively the "Trustee") in any proceeding under Title 11 of the United States Bankruptcy Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), shall not seek or request any extension of time to assume or reject this Lease or to perform any obligations of this Lease which arise from or after the entry of an order for relief.

         30.1. If the Trustee proposes to assume or to assign this Lease or sublet the Premises (or any portion thereof) to any person which shall have made a bona fide offer to accept an assignment of this Lease or a subletting on terms acceptable to the Trustee, the Trustee shall give Landlord, and lessors and mortgagees of Landlord of which Tenant has notice, written notice setting forth the name and address of such person and the terms and conditions of such offer, no later than twenty (20) days after receipt of such offer, but in any event no later then ten (10) days prior to the date on which the Trustee makes application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment or subletting. Landlord shall have the prior right and option, to be exercised by written notice to the Trustee given at any time prior to the effective date of such proposed assignment or subletting, to accept an assignment of this Lease or subletting of the Premises upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment or subletting of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease and each of the conditions and provisions hereof on and after the date of such assignment. Any such assignee shall, upon the request of Landlord, forthwith execute and deliver to Landlord an instrument, in form and substance acceptable to Landlord, confirming such assumption.

         30.2. The Trustee shall have the right to assume Tenant's rights and obligations under this Lease only if the Trustee: (a) promptly cures or provides adequate assurance that the Trustee will promptly cure any default under the Lease; (b) compensates or provides adequate assurance that the Trustee will promptly compensate Landlord for any actual pecuniary loss incurred by Landlord as a result of Tenant's default under this Lease; and (c) provides adequate assurance of future performance under the Lease. Adequate assurance of future performance by the proposed assignee shall include, as a minimum, that: (i) the Trustee or any proposed assignee of the Lease shall deliver to Landlord a security deposit in an amount equal to at least three (3) months Rent accruing under the Lease; and
(ii) any proposed assignee of the Lease shall provide to Landlord an audited financial statement, dated no earlier than six (6) months prior to the effective date of such proposed assignment or sublease with no material change therein as of the effective date, which financial statement shall show the proposed assignee to have a net worth equal to at least twelve (12) months Rent accruing under the Lease, or, in the alternative, the proposed assignee shall provide a guarantor of such proposed assignee's obligations under the Lease, which guarantor shall provide an audited financial statement meeting the requirements of (ii) above and shall execute and deliver to Landlord a guaranty agreement in form and substance acceptable to Landlord. All payments required of Tenant under this Lease, whether or not expressly denominated as such in this Lease, shall constitute rent for the purposes of Title 11 of the Bankruptcy Code.

         30.3. The parties agree that for the purposes of the Bankruptcy Code relating to (i) the obligation of the Trustee to provide adequate assurance that the Trustee will "promptly" cure defaults and compensate Landlord for actual pecuniary loss, the word "promptly" shall mean that cure of defaults and compensation will occur no later than sixty (60) days following the filing of any motion or application to assume this Lease; and (ii) the obligation of the Trustee to compensate or to provide adequate assurance that the Trustee will promptly compensate Landlord for "actual pecuniary loss", the term "actual pecuniary loss" shall mean, in addition to any other provisions contained herein relating to Landlord's damages upon default, payments of Rent, including interest at the legal rate on all unpaid Rent, all attorney's fees and all related costs of Landlord incurred in connection with any default of Tenant in connection with Tenant's bankruptcy proceedings.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations ("Rules and Regulations") at any time or from time to time established by Landlord covering use of the Premises, the Building and the Project. The current Rules and Regulations are attached hereto as Exhibit C and incorporated herein by this reference. In the event of any conflict between the Rules and Regulations and other provisions of this Lease, the other terms and conditions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any Rules and Regulations by any other tenants in the Project or the Building. Tenant shall not be obligated to comply with any changes to the Rules and Regulations which unreasonably interfere with Tenant's Permitted Uses.

         32. PARKING. Except as otherwise provided in this Lease, the parking area available to Tenant, its employees, agents, contractors and invitees shall be free and designated on a non-exclusive, unreserved basis for all Project tenants (including Tenant) and their respective employees, customers, invitees and visitors. Landlord shall designate certain parking spaces as being available for visitor parking. Parking and delivery areas for all vehicles shall be in accordance with parking regulations established from time to time by Landlord, with which

Tenant agrees to conform. Notwithstanding the foregoing, Landlord reserves the right to designate certain portions of the parking areas on a reserved, exclusive basis, including, without limitation, for handicapped, vans, visitors, cycles, other tenants, courier and loading purposes.

         33. MISCELLANEOUS.

         33.1. Entire Agreement; Amendments. This Lease and the exhibits and riders attached hereto set forth the entire agreement between the parties and cancel all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease, it being acknowledged that any such negotiations, arrangements, brochures, agreements, and understandings have been fully incorporated herein and this Lease is a full and final integration of the agreement of the parties hereto, including without limitation, all such prior negotiations, arrangements, brochures, agreements, and understandings. Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises, the Building or any other portions of the Project except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein. No rights, easements, or licenses are acquired by Tenant under this Lease by implication or otherwise except as, and unless, expressly set forth in this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

         33.2. Severability; Headings. Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term or condition of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remaining terms and conditions contained in this Lease shall not be affected. The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words in the singular number shall be held to include the plural, unless the context otherwise requires.

         33.3. Successors and Assigns. All agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors and assigns of the parties hereto. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant's obligations hereunder, Tenant's obligations shall be joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant hereunder before proceeding against such guarantor, and any such guarantor shall not be released from its guarantee for any reason, including any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord's rights, the failure to give Tenant or such guarantor any notices, or the release of any party liable for the payment or performance of Tenant's obligations hereunder. Notwithstanding the foregoing, nothing contained in this Section 33.3 shall be deemed to override the terms and conditions of Section 18 (Assignment and Subletting) of this Lease.

         33.4. Tenant's Authority. If Tenant signs as a corporation, execution hereof shall constitute a representation and warranty by Tenant that Tenant is a duly organized and existing corporation, that Tenant has been and is qualified to do business in the State of North Carolina and in good standing with the State of North Carolina, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate action. If Tenant signs as a partnership, trust, or other legal entity, execution hereof shall constitute a representation and warranty by Tenant that Tenant has complied with all applicable laws, rules, and governmental regulations relative to Tenant's right to do business in the State of North Carolina, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of Tenant were authorized to do so by any and all necessary or appropriate partnership, trust, or other legal entity.

         33.5. Governing Law. This Lease shall be governed by and construed under the laws of the State of North Carolina.

         33.6. Time of Essence. Time is of the essence of this Lease.

         33.7. No Estate. The Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only a usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant (except as expressly provided herein).

         33.8. Exhibits. Each of the exhibits attached hereto, and each of the terms and conditions set forth therein, are hereby incorporated herein, and shall be deemed to a part of this Lease as if fully set forth herein.

         33.9. Notices. All notices, requests, demands or other communications required or permitted to be given hereunder shall be in writing and shall be addressed and delivered by hand or by certified mail, return receipt requested, or by commercial overnight courier, by hand delivery by reputable courier, to each party at the addresses set forth below. Any such notice, request, demand or other communication shall be considered given or delivered, as the case may be, on the date of receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which proper notice was not given shall be deemed to be receipt of the notice, request, demand or other communication. By giving prior written notice thereof, any party may from time to time and at any time change its address for notices hereunder. Legal counsel for the respective parties may send to the other party any notices, requests, demands or other communications required or permitted to be given hereunder by such party.

                   Landlord: TBC Place Partners II, LLC
                             c/o OA Development, Inc.
                             2801 Buford Highway, NE
                             Suite 500
                             Atlanta, GA 30329
                             Attn: Mr. Steven Berman

                   With a copy to: Frank L. Wilson, III, Esq.
                                   Wilson Brock & Irby, LLC
                                   Overlook I, Suite 700
                                   2849 Paces Ferry Road
                                   Atlanta, Georgia 30339

                   Tenant:         Tripath Oncology, Inc.
                                   780 Plantation Drive
                                   Burlington, NC 27215

                   With a copy to: Schell Bray Aycock Abel & Livingston P.L.L.C.
                                   P. O. Box 21847
                                   Greensboro, NC 27420
                                   Attn: William P. Aycock II, Esq.

         33.10. Landlord Consent. Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval in Landlord's sole discretion.

         33.11. Tenant's Financials. At Landlord's request, from time to time, Tenant shall furnish Landlord with true and complete copies of Tenant's most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or principals, provided that Tenant shall not be required to provide such financials more frequently than quarterly during each calendar year.

         33.12. No Recording. Neither Landlord nor Tenant shall be entitled to record this Lease, in whole or in part, in the appropriate public real estate records. Either Landlord or Tenant may prepare, and upon request by Landlord or Tenant, such other party will execute and deliver, a Memorandum of Lease which may be filed by or on behalf of either Landlord or Tenant in the appropriate public real estate records. Any such Memorandum of Lease shall only include the names of Landlord and Tenant, the Date of this Lease, the Commencement Date and the Expiration Date, a legal description of the real property on which the Building and the Premises are located, a statement that such Memorandum of Lease is automatically terminated and of no further force or effect as of the Expiration Date of this Lease and such other information as may be reasonably requested by either Landlord or Tenant. At any time after the expiration or earlier termination of this Lease, Tenant shall execute and deliver to Landlord an instrument terminating the Memorandum of Lease promptly following a request therefor by Landlord. After the expiration or earlier termination of this Lease, if Tenant fails or refuses to execute and deliver such an instrument promptly following a request by Landlord, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument for and in the name of Tenant and to cause any such instrument terminating the Memorandum of Lease to be recorded in the appropriate public real estate records.

         33.13. Rules of Construction. The normal rules of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         33.14. Lease Submission Not Option. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         33.15. No Merger. There shall be no merger of this Lease with any ground leasehold interest or the fee estate in the Project or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or any interest in this Lease as well as any ground leasehold interest or fee estate.

         33.16. [Deleted]

         33.17. Signs. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners or paintings or erect or install any signs, windows or door lettering, placards, decorations or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent which shall not unreasonably withheld, conditioned or delayed. Upon surrender or vacation of the Premises, Tenant shall promptly remove, at Tenant's expense, all signs and repair, paint and/or replace the Building facia surface to which its signs, if any, are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments, if any. All signs, decorations, advertising media, blinds, draperies and other window treatments or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, and shall conform in all respects to Landlord's requirements. In the event signage is erected by Landlord on the Project which lists Tenant's occupying space within the Building, Tenant, at Landlord's cost and expense, shall be entitled to have signage advertising Tenant's location within the Building placed on such Building signage in the form reasonably required by Landlord.

         33.18. Special Stipulations. The Special Stipulations attached to this Lease as Exhibit F is incorporated into this Lease and made a part hereof as if fully set forth herein.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals hereunto and have caused this Lease to be executed by duly authorized officials thereof, as of the Date of this Lease.

                                     LANDLORD:

                                     TBC PLACE PARTNERS II, LLC,
                                     a Georgia limited liability company



                                     BY: Steber, Inc., a Georgia corporation,
                                         Manager



                                     By: /s/ Steven Berman
                                        ---------------------------------------
                                         Steven Berman, President

                                                 [CORPORATE SEAL]

                                     TENANT:

                                     TRIPATH ONCOLOGY, INC., a
                                     Delaware corporation



                                     By: /s/ Paul R. Sohmer
                                        ---------------------------------------
                                     Name: Paul R. Sohmer
                                     Title: President and CEO

                                                 [CORPORATE SEAL]

                                    EXHIBIT A

                           FLOOR PLAN OF THE PREMISES

                                    EXHIBIT B

                       LEASEHOLD IMPROVEMENTS WORK LETTER

                        (LEASEHOLD IMPROVEMENT ALLOWANCE)


         1. Leasehold Improvements. Landlord shall cause the leasehold improvements to the Premises ("Leasehold Improvements") to be constructed and installed in a good and workmanlike manner and in substantial accordance with final plans and specifications ("Working Drawings and Specifications") to be prepared by Landlord's architect and engineers and approved by Tenant, such approval not to be unreasonably withheld or delayed. Such plans and specifications shall be in accordance with the preliminary space planning review furnished by Landlord, at Landlord's expense, based upon input by Tenant. In connection with, and in order to expedite, preparation of the Working Drawings and Specifications, Tenant shall provide comments to, and shall cooperate with, Landlord and Landlord's architects, engineers and other consultants promptly following request for such comments. Landlord may commence construction prior to finalization of the Working Drawings and Specifications, and Tenant agrees that it shall cooperate with Landlord to review and approve portions of the Working Drawings and Specifications for different stages or elements of the work so that construction may proceed on a "fast track" basis. Unless otherwise agreed to in writing by Landlord and Tenant, all work involved in the construction and installation of the Leasehold Improvements shall be carried out under the sole direction of Landlord. Tenant shall cooperate with Landlord and Landlord's architect, contractors, employees, agents and other persons in order to promote the efficient and expeditious completion of such work. The Landlord shall hire the general contractor to construct the Leasehold Improvements.

         2. Tenant Change Orders. The Working Drawings and Specifications define the entire scope of Landlord's obligation to construct or provide the Leasehold Improvements. Subject to this Paragraph, Landlord shall make additions or changes to the Working Drawings and Specifications requested by Tenant ("Tenant Change Orders"). Tenant shall advise Landlord regarding any Tenant Change Orders in writing. All reasonable costs of reviewing any Tenant Change Orders, and any and all costs of making any such change shall be at Tenant's sole cost and expense, and shall be paid pursuant to Paragraph 5 of this Leasehold Improvement Work Letter. Such costs shall include, without limitation, costs of architects, engineers and consultants in reviewing and designing any such changes and the costs of contractors implementing such changes. When Landlord requests Tenant to provide specific information regarding any Tenant Change Orders, Tenant shall respond promptly so as not to delay Substantial Completion of the Leasehold Improvements on or before the Target Completion Date.

         3. Target Completion Date. Landlord shall use its reasonable efforts to cause the Leasehold Improvements to be substantially completed on or before May 15, 2002 ("Target Completion Date"). Landlord shall not be liable to Tenant for any damages, losses, costs or expenses incurred by Tenant because of a failure to substantially complete the Leasehold Improvements on or before the Target Completion Date.

         4. Leasehold Improvement Allowance. Landlord shall contribute an amount equal to Twenty-Five and 00/100 Dollars ($25.00) per net rentable square foot, inclusive of all design fees and moving allowance ("Leasehold Improvement Allowance") for the actual costs of designing and constructing the Leasehold Improvements as such costs are incurred. Landlord shall pay actual costs, up to a maximum amount equal to the Leasehold Improvement Allowance directly to the contractor promptly following receipt of billing and reasonably satisfactory documentation, including appropriate contractor affidavits and waivers from the contractor and all subcontractors engaged in installing or constructing the Leasehold Improvements. Notwithstanding the foregoing, Tenant, at Tenant's election, shall be entitled to increase its Leasehold Improvement Allowance up to but not exceeding Forty-Five and 00/100 Dollars ($45.00) per net rentable square foot of space with the Premises. In the event Tenant elects to increase the Leasehold Improvement Allowance above the Twenty-Five and 00/100 Dollars ($25.00) per net rentable square foot amount otherwise provided in this Lease, the Base Rent due and payable under this

Lease for the eighty-four (84) month Term of this Lease shall be proportionately increased as follows: if Tenant increases the Leasehold Improvement Allowance to Forty-Five and 00/100 Dollars ($45.00) per net rentable square foot, the Base Rent rate for the initial twelve (12) month period of this Lease shall be Fourteen and 35/100 Dollars ($14.35) per net rentable square foot, and if such increased Leasehold Improvement Allowance used is less than Forty-Five and 00/100 Dollars ($45.00) per net rentable square foot, the Base Rent rate for the shall be proportionately adjusted for initial twelve (12) month period of this Lease. In such event, this Lease shall be promptly amended, as appropriate, to reflect the revised initial Base Rent as well as the revised Base Rent for each subsequent twelve (12) month period of the Lease Term. The Base Rent Escalation shall not apply to the portion of the Base Rent attributable to Tenant's increase of the Leasehold Improvement Allowance.

         5. Tenant Responsibility for Excess Leasehold Improvement Costs. Subject to Landlord's payment of the Leasehold Improvement Allowance, Tenant shall be responsible for payment of all costs in connection with Leasehold Improvements above and in excess of the maximum Leasehold Improvement Allowance under Section 4 above of Forty-Five and 00/100 Dollars ($45.00) per net rentable square foot, including, without limitation, professional fees, of Landlord's architect, space planner, and other professionals for the review and preparation of the Working Drawings and Specifications or any Tenant Change Orders or other necessary change orders thereto; and all costs to complete the construction and installation of the Leasehold Improvements, including, but not limited to, the cost of all labor and materials supplied to construct, install and complete the Leasehold Improvements, including the contractor's profit and overhead expenses. Tenant shall pay to Landlord, upon substantial completion of the Leasehold Improvements or at such earlier date as shall be requested by Landlord, the amount by which the costs paid or incurred in connection with the Leasehold Improvements or otherwise required to be paid hereunder by Tenant exceed the maximum Leasehold Improvement Allowance, such amount to be indicated on a statement delivered by Landlord to Tenant; provided, however, at Tenant's election, Tenant shall be entitled to pay such excess Leasehold Improvement costs by amending this Lease to provide for an increased Base Rental during the initial Term of this Lease, such increased rental rate being subject to the approval of Landlord which shall not be unreasonably withheld. Tenant, at Tenant's request, shall be entitled to review copies of all invoices and supporting documentation submitted by the architect, the contractor and others in connection with the design and construction of the Leasehold Improvements. Tenant agrees that in the event it fails to make any required payment required in this Leasehold Improvements Work Letter in a timely manner, Landlord, in addition to any and all other remedies to which Landlord is entitled at law or in equity, shall have the same rights and remedies against Tenant as Landlord would upon the occurrence of an Event of Default in the payment of Rent under this Lease. Tenant, upon payment of all amounts due to Landlord for the Leasehold Improvements, shall be entitled to assignment, to the extent assignable, of all warranties or guarantees from the contractor which constructed the Leasehold Improvements.

         6. Substantial Completion of Leasehold Improvements. The Leasehold Improvements shall be deemed substantially completed ("Substantial Completion") when, (i) Landlord obtains a temporary certificate of occupancy, or equivalent, from the local governmental authority having jurisdiction thereof for the Premises, and (ii) Landlord obtains a written statement signed by the construction manager (whether an employee or agent of Landlord or a third party construction manager) ("Construction Manager") and from Landlord's architect, that, in the opinion of the Construction Manager and Landlord's architect, the Leasehold Improvements have been substantially completed in accordance with the Working Drawings and Specifications, as modified by any Tenant Change Orders or other change orders, except for punch list items which do not prevent in any material manner the utilization of the Premises for the purposes for which they were intended. As soon as Substantial Completion of the Leasehold Improvements has been achieved, Landlord shall notify Tenant in writing of the date on which Substantial Completion occurred. In the event Tenant, or Tenant's employees, agents or contractors, cause construction of such improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Construction Manager, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant's request for any changes in the Working Drawings and Specifications, Tenant's request for long lead time items or Tenant's interference with the installation and construction of the Leasehold Improvements, and such delays shall not cause a deferral of the Commencement Date beyond what it otherwise would have been. Landlord shall cause the contractor to cooperate in good faith with Tenant and Tenant's agents, employees and contractors to permit them access to the Premises prior to Substantial Completion of the Leasehold Improvements to the extent reasonably required for the delivery and set-up of Tenant's furniture and equipment, including Tenant's telecommunications equipment. Notwithstanding the foregoing, in no event shall Tenant be entitled to cause delivery and set-up of such furniture and equipment at a time or in a manner which might interfere with the installation and construction of the Leasehold Improvements.

         7. Punch List Work. Tenant shall be entitled to prepare and deliver to Landlord a list of punch list items ("Punch List") which need to be performed to finally complete installation and construction of the Leasehold Improvements in accordance with the Working Drawings and Specifications ("Punch List Work"). The Punch List must be delivered to Landlord within thirty (30) days of the date of Substantial Completion. Landlord shall cooperate with Tenant in good faith and shall endeavor to complete, or cause to be completed, the Punch List Work as soon as reasonably practicable following delivery of the Punch List as required hereby. Landlord will cause all Punch List Work to be completed to Tenant's reasonable satisfaction within thirty (30) days following the Commencement Date.

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. The sidewalk, entries and driveways of the Project shall not be obstructed by Tenant, or its employees, agents, contractors or invitees or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscape areas or other areas outside of its Premises or on the roof of the Project, except that Tenant shall be permitted to install an antenna and radio in a location which is in reasonable proximity to the Premises, subject to approval of such location by Landlord, such approval not to be unreasonably withheld.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls or corridors of the Building or the Premises.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except an air compressor and otherwise as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle or any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property located on the Project, the Building or the Premises, however occurring, or for any damage to the personal property of Tenant, or Tenant's employees, agents, contractors or invitees, by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises after Tenant becomes aware of any such defects.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of water or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Project, the Building or the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises, the Building or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purposes other than those specified in the Lease. No gaming devises shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity for the electrical wiring in the Project and the Premises and the needs of other tenants and shall not use more than safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage other than that caused by or attributable to the gross negligence or willful misconduct of Landlord, its employees or agents.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devise of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                   EXHIBIT D

                            SITE PLAN OF THE PROJECT

                                   EXHIBIT E

                          LEGAL DESCRIPTION OF THE LAND

                          (TBC PLACE PARTNERS II, LLC)

All that tract or parcel of land lying and being in the City of Durham, Durham County, North Carolina and being more particularly described as follows:

Beginning at an existing iron pin located on the western right of way line of Stirrup Creek Drive, said iron pin being located North 16 degrees 52 minutes 46 seconds East, 224.84 feet from a pk nail located at the intersection of Stirrup Creek Drive (60' public r/w) and Twin Creeks Drive (60' public r/w), thence running along with the western right of way line of Stirrup Creek Drive the following courses, along a curve to the right having a radius of 345.00 feet and a length of 513.83 feet, a chord bearing and distance of South 48 degrees 53 minutes 19 seconds West, 467.64 feet to an existing iron pin located on the northern right of way line of Stirrup Creek Drive, thence running along with the northern right of way line of Stirrup Creek Drive North 88 degrees 26 minutes 40 seconds West, 329.89 feet to an existing iron pin, thence leaving the right of way line of Stirrup Creek Drive North 9 degrees 45 minutes 33 seconds East,
598.99 feet to an existing iron pin, thence North 1 degree 23 minutes 13 seconds East, 72.69 feet to an existing iron pin, thence North 2 degrees 15 minutes 41 seconds East, 71.64 feet to an existing iron pin, thence South 87 degrees 19 minutes 6 seconds East, 597.78 feet to an existing iron pin located on the western right of way line of Stirrup Creek Drive, thence running along with the western right of line of Stirrup Creek Drive South 5 degrees 15 minutes 43 seconds West, 62.24 feet to an existing iron pin, thence South 12 degrees 11 minutes 27 seconds East, 9.79 feet to an existing iron pin, thence South 87 degrees 19 minutes 6 seconds East, 19.10 feet to an existing iron pin, thence South 6 degrees 13 minutes 17 seconds West, 337.63 feet to the point and place of beginning, containing 10.001 acres (435,643 square feet).

Said tract is shown on that certain ALTA/ACSM Land Title Survey of Triangle Business Center, Lot 102, for TBC Place Partners II, LLC and Triangle Park (Raleigh) PIP Limited Partnership, prepared by DS Atlantic, bearing the seal and certification of Thomas E. Teabo, North Carolina Registered Land Surveyor L-3920, dated March 15, 2000, last revised August 2, 2000.

                                   EXHIBIT F

                              SPECIAL STIPULATIONS

These Special Stipulations are incorporated into and made a part of that certain Lease Agreement ("Lease") dated as of February 6, 2002, between TBC Place Partners II, LLC, as Landlord, and Tripath Oncology, Inc., as Tenant. All terms defined in the Lease shall have the same meanings when used in these Special Stipulations. In the event of any conflict between these Special Stipulations and the body of the Lease, these Special Stipulations shall control.


         1. Right of First Refusal for Currently Unleased Space in Building. Tenant shall have a right of first refusal ("Right of First Refusal") with respect to all or any part of 18,000 net rentable square feet of space within the Building which is adjacent to the Premises and is not subject to a lease as of the Date of this Lease, as shown on the floor plan for the Building attached hereto as Exhibit F-1 and made a part hereof by this reference. In the event Landlord receives an inquiry regarding the possible lease of all or any part of such space from a prospective tenant of the Building, or from anyone acting on such prospective tenant's behalf, Landlord shall give written notice of such inquiry to Tenant. Tenant shall be entitled to lease such unleased space from Landlord on the same terms and conditions as set forth in this Lease which are then applicable to the Premises, including, without limitation, the then current rate for Base Rent and for Operating Expenses; provided that Tenant shall not be entitled to any free Rent (whether Base Rent or Additional Rent) with respect to the lease of such space, the Leasehold Improvement Allowance with respect to such space shall not exceed Twenty-Five and 00/100 Dollars ($25.00) per net rentable square foot, and the Leasehold Improvement Allowance must be modified so that it will be amortized in full prior to the scheduled expiration of the Initial Lease Term. Tenant shall not be entitled to any Additional Leasehold Improvement Allowance for any such unleased space. If Tenant desires to lease all or any part of such unleased space, Tenant shall be required to notify Landlord in writing within fifteen (15) days following the date written notice is given by Landlord and to execute an amendment to this Lease providing for the lease of such unleased space within thirty (30) days following the date written notice is given by Landlord. Failure of Tenant to give Landlord written notice within such fifteen (15) day period of Tenant's election to lease such unleased space shall terminate Tenant's Right of First Refusal with respect to such prospective tenant for such unleased space. If such prospective tenant does not lease such unleased space, the Right of First Refusal for such space shall again become in force and effect. If Tenant timely notifies Landlord of Tenant's election to lease such unleased space under this Lease but Tenant fails to execute an amendment to this Lease providing for the lease of such unleased space within thirty (30) days following the date written notice is given by Landlord, the Right of First Refusal provided in this Section 1 of the Special Stipulations shall terminate and be of no further force or effect.